SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               LecTec Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing party:

    (4) Date filed:

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------


     The 1997 Annual Meeting of the Shareholders of LecTec Corporation, a Minnesota corporation (the "Company"), will be held at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, November 20, 1997, at 3:00 p.m. (CST), for the following purposes:

     1. To elect seven directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the Company's current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record as at the close of business on Tuesday, September 30, 1997, the record date, are entitled to notice of and to vote at the meeting.

     Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.

                                        By Order of the Board of Directors


                                        /s/ Deborah L. Moore

                                        Deborah L. Moore
                                        SECRETARY

Minnetonka, Minnesota
October 23, 1997

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                                 PROXY STATEMENT

                               ------------------

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 20, 1997

                               ------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed Proxy is solicited by the Board of Directors of LecTec Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, November 20, 1997, at 3:00 p.m. (CST), at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROPERLY EXECUTED PROXY IN WHICH THE SHAREHOLDER SPECIFIES NO DIRECTION WITH RESPECT TO ANY ITEM(S) OF BUSINESS WILL BE VOTED IN FAVOR OF EACH OF THE ITEM(S) OF BUSINESS DESCRIBED IN THIS PROXY STATEMENT. IF A SHAREHOLDER ABSTAINS (OR INDICATES A "WITHHOLD AUTHORITY" AS TO DIRECTORS) FROM VOTING AS TO ANY MATTER, THEN THE SHARES HELD BY SUCH SHAREHOLDER SHALL BE DEEMED PRESENT AT THE ANNUAL MEETING FOR PURPOSES OF DETERMINING A QUORUM AND FOR PURPOSES OF CALCULATING THE VOTE WITH RESPECT TO SUCH MATTER, BUT SHALL NOT BE DEEMED TO HAVE BEEN VOTED IN FAVOR OF SUCH MATTER. IF A BROKER RETURNS A "NON-VOTE" PROXY, INDICATING A LACK OF AUTHORITY TO VOTE ON SUCH MATTER, THEN THE SHARES COVERED BY SUCH NON-VOTE SHALL BE DEEMED PRESENT AT THE ANNUAL MEETING FOR PURPOSES OF DETERMINING A QUORUM BUT SHALL NOT BE DEEMED TO BE REPRESENTED AT THE ANNUAL MEETING FOR PURPOSES OF CALCULATING THE VOTE WITH RESPECT TO SUCH MATTER. These Proxy solicitation materials and the annual report for the fiscal year 1997 are first being sent to Shareholders on or about October 23, 1997.

     Under Minnesota law, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

     As of September 30, 1997, the record date fixed for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting, there were 3,842,818 outstanding shares of

Common Stock, which is the only class of capital stock of the Company. Each shareholder will be entitled to one vote per share on all matters acted upon at the Meeting.

     Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

     The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.


                              ELECTION OF DIRECTORS

GENERALLY

     The Company's Amended and Restated By-laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. At their last meeting on November 18, 1996, the shareholders elected five directors. The Board of Directors increased the number of directors to six in February 1997 with the appointment of Donald C. Wegmiller.

     Seven persons have been nominated for election as directors at the annual meeting. Directors are elected for a one-year term and serve until their successors are duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT LEE M. BERLIN, ALAN C. HYMES, M.D., PAUL O. JOHNSON, BERT J. MCKASY, MARILYN K. SPEEDIE, DONALD C. WEGMILLER AND RODNEY A. YOUNG BE ELECTED AS DIRECTORS, EACH TO HOLD OFFICE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. Lee M. Berlin, Alan C. Hymes, M.D., Paul O. Johnson, Donald C. Wegmiller and Rodney A. Young are currently members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below. In October 1997 Alan J. Wilensky resigned from the Company's Board of Directors in order to devote more time to his career and other interests. The Company thanks Mr. Wilensky for his years of dedicated service to the Company.

     The Board of Directors held seven meetings during the fiscal year ended June 30, 1997. Each incumbent director then serving as a member of the Board of Directors participated in each meeting.

VOTING INFORMATION

     A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE

NOMINEES. Each of the nominees has agreed to serve the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

INFORMATION CONCERNING NOMINEES

                                                                               DIRECTOR
NAME                    PRINCIPAL OCCUPATION                           AGE      SINCE
--------------------    -------------------------------------------    ----    --------
Lee M. Berlin           Personal Business Interests                     75       1981
                        Mendota Heights, MN

Alan C. Hymes, M.D.     Private Medical Practice                        65       1977
                        Mt. Vernon, WA

Paul O. Johnson         Personal Business Interests                     60       1988
                        St. Paul, MN

Bert J. McKasy          Partner                                         55         --
                        Lindquist & Vennum PLLP
                        Minneapolis, MN

Marilyn K. Speedie      Dean and Professor                              49         --
                        University Of Minnesota College of Pharmacy
                        Minneapolis, MN

Donald C. Wegmiller     President                                       59       1997
                        Management Compensation Group/Health Care
                        Minneapolis, MN

Rodney A. Young         Chairman, President and CEO                     42       1996
                        LecTec Corporation
                        Minnetonka, MN

     There is no family relationship among the nominees.

     LEE M. BERLIN has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as the Company's Chief Executive Officer from 1983 through January 1989. Prior to joining the Company, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing Company ("3M"). Currently, Mr. Berlin manages personal business interests.

     ALAN C. HYMES, M.D. is a founder of the Company, has been a Director since 1977 and acts as the Company's medical consultant. He has been engaged in the private practice of surgery since 1968. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

     PAUL O. JOHNSON has been a Director of the Company since 1988. He was employed by H. B. Fuller Company from 1979 until December 31, 1988 when he resigned his position as Senior Vice President Administration and Corporate Secretary. Currently, Mr. Johnson manages personal business interests.

     BERT J. MCKASY, a nominee for Director, has been a partner with Lindquist & Vennum PLLP since 1994. He has also owned McKasy Travel Service, Inc. since 1983 and serves as the Chair of the St. Paul Chamber of Commerce. Mr. McKasy served as Minnesota's Commerce Commissioner from 1991 to 1993.

     MARILYN K. SPEEDIE, a nominee for Director, is the Dean of the College of Pharmacy and a professor at the University of Minnesota. Prior to her association with the University of Minnesota in 1996, Ms. Speedie held several professorship and departmental chairman positions at the University of Maryland (1989-1995), the most recent being in the Department of Pharmaceutical Sciences. She has been the recipient of numerous honors, the most recent in October of 1996 which was as an inductee as Fellow of the American Association of Pharmaceutical Scientists, and has also co-authored a book published in 1996 entitled PHARMACOGNOSY AND PHARMACOBIOTECHNOLOGY.

     DONALD C. WEGMILLER was appointed a Director of the Company on February 14, 1997 when the Board of Directors increased the number of directors from five to six. Since April 1993, he has served as President and Chief Executive Officer of Management Compensation Group/Health Care, a consulting firm specializing in compensation and benefits for health care executives and physicians. From May 1987 until April 1993, Mr. Wegmiller was President and CEO of Health One Corporation. Mr. Wegmiller also is a Director of Minnesota Power & Light Company, HBO & Company, Medical Graphics Corporation, LifeRate Systems, Inc., Possis Medical, Inc., and SelectCare.

     RODNEY A. YOUNG was appointed a Director, Chief Executive Officer and President of the Company on August 12, 1996. He replaced the retiring Thomas E. Brunelle, Ph.D. as Chief Executive Officer and President. Prior to his association with the Company, Mr. Young served Baxter International, Inc. for five years in various capacities, most recently as Vice President and General Manager of the Specialized Distribution Division.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended June 30, 1997.

     Based upon information provided by officers and directors of the Company, Ms. Nichols failed to file on a timely basis one Form 3 disclosing her appointment as an officer during the 1997 fiscal year. The transaction has since been reported.

DIRECTORS' COMPENSATION

     In December 1990 the Board of Directors of the Company adopted a proposal effective January 1, 1991 to pay outside directors for their services at the rate of $1,000 per quarter and $100 per each Board or Committee meeting attended, with the chairperson of each committee receiving an additional $50 per meeting attended and to include reasonable meeting expenses. During the fiscal year ended June 30, 1997, the Company paid or accrued $4,800 for the benefit of Dr. Hymes, $4,900 for Mr. Johnson, $4,700 for Mr. Berlin, $2,100 for Mr. Wegmiller and $4,600 for Mr. Wilensky. In addition, during the fiscal year ended June 30, 1997, each of the outside directors received a ten-year option under the Company's 1991 Directors Stock Option Plan to purchase 3,000 shares at a price equal to the fair market value at the date of grant.

STANDING COMMITTEES

     The Board of Directors of the Company has five standing committees, each established in 1984. The Executive Committee was established to act on behalf of the Board for all matters except those designated. The Audit Committee was established to review and investigate all matters pertaining to the accounting activities of the Company and the relationship of the Company with its independent auditor. The Compensation Committee was established to determine and periodically evaluate various levels and methods of compensation for directors, officers and employees of the Company. The Finance Committee was established to provide guidance with respect to the Company's financing needs, to review investment policies for the Company's funds and to review the Company's insurance program. The Board Organization Committee was established to identify potential candidates for Board membership, to review the composition and size of the Board and to audit the Company's program for senior management succession. The Board Organization Committee will also review potential candidates suggested by shareholders for director membership. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company. The Audit Committee held two meetings during the last fiscal year and all members of the Committee attended each meeting. The Compensation, Board Organization, Executive and Finance Committees did not meet during the last fiscal year. The following table shows the names of the directors as they served on each committee during the last fiscal year:

                     COMMITTEE                  MEMBERS
                ------------------      ----------------------
                     Executive              Paul O. Johnson
                                          Alan J. Wilensky(2)
                                          Rodney A. Young(1)

                       Audit                 Lee M. Berlin
                                          Alan C. Hymes, M.D.
                                          Paul O. Johnson(1)

                    Compensation           Lee M. Berlin(1)
                                          Alan C. Hymes, M.D.
                                            Paul O. Johnson
                                          Donald C. Wegmiller
                                          Alan J. Wilensky(2)
                                            Rodney A. Young

                      Finance               Paul O. Johnson
                                        Alan J. Wilensky(1)(2)

                 Board Organization        Lee M. Berlin(1)
                                          Alan C. Hymes, M.D.
                                            Rodney A. Young


----------------------
(1) Committee Chairman
(2) Resigned from the Board in October 1997.

                          SECURITY OWNERSHIP OF CERTAIN
                              BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of September 30, 1997, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director and nominee for election as director of the Company; (iii) the officers named in the Summary Compensation Table of this Proxy Statement; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                    NUMBER OF SHARES    PERCENT OF SHARES
NAME                                               BENEFICIALLY OWNED   BENEFICIALLY OWNED
-----------------------------------------------    ------------------   ------------------
Lee M. Berlin .................................        554,029(1)             14.4%
 C/O LecTec Corporation
 10701 Red Circle Drive
 Minnetonka, MN 55343

Alan C. Hymes, M.D.............................        395,542(2)             10.2%
 C/O LecTec Corporation
 10701 Red Circle Drive
 Minnetonka, MN 55343

Perkins Capital Management, Inc................        315,235(3)              8.2%
 730 East Lake Street
 Wayzata, MN 55391

Thomas E. Brunelle, Ph.D.......................         89,314(4)              2.3%
Rodney A. Young ...............................         34,600(5)              *
Paul O. Johnson ...............................         31,137(6)              *
Alan J. Wilensky ..............................          9,500(7)              *
Donald C. Wegmiller ...........................          3,000(8)              *
Bert J. McKasy ................................            578                 *
Marilyn K. Speedie ............................              0                  -
All directors and executive officers as a group
 (10 persons) .................................      1,030,308(9)             26.1%


---------------------
*Less than 1%

Notes to table of Security Ownership of Certain Beneficial Owners and
Management:

(1) The figure includes 75,605 shares owned by Mr. Berlin's wife, 137,145 shares owned by Mr. Berlin's son (Mr. Berlin has disclaimed beneficial ownership of such shares), and options, granted to Mr. Berlin, available for exercise within 60 days to purchase 11,125 shares.

(2) The figure includes options granted to Dr. Hymes, available for exercise within 60 days, to purchase 19,669 shares.

(3)  Based upon a Schedule 13G/A filed February 13, 1997.

(4) The figure includes options, granted to Dr. Brunelle, available for exercise within 60 days, to purchase 78,927 shares.

(5) The figure includes options, granted to Mr. Young, available for exercise within 60 days, to purchase 32,500 shares.

(6) The figure includes options, granted to Mr. Johnson, available for exercise within 60 days, to purchase 27,772 shares.

(7) The figure includes options, granted to Mr. Wilensky, available for exercise within 60 days, to purchase 8,500 shares.

(8) The figure includes options, granted to Mr. Wegmiller, available for exercise within 60 days, to purchase 3,000 shares.

(9) The figure includes applicable shares and options described in the preceding footnotes and 2,500 shares owned by the Company's other officers, and no options, available for exercise within 60 days, to purchase shares granted to the Company's other officers.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of independent outside directors and the Chief Executive Officer. The Committee meets as may be necessary to review executive compensation policies, the design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY

     The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and continued growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

     Key objectives of the compensation program are to:

     * Provide a strong, direct link between the Company's financial and strategic goals and executive compensation.

     * Motivate executives to achieve corporate operating goals through an emphasis on performance-based compensation.

     * Align the interests of executives with those of the Company's shareholders by providing a significant portion of compensation in Company Common Stock.

     * Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During fiscal year 1997, specific and objective criteria were utilized to determine each element of an executive's compensation package.

     BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, internal equity and salary levels for comparable positions at peer industry companies.

     During the fiscal year ended June 30, 1997 the current executive officer of the Company remained at his initial base salary. During the fiscal years ended June 30, 1997, 1996 and 1995, the previous executive officer of the Company received nominal base salary increases. This reflects the Company's philosophy of shifting more of executive compensation to the "at risk" performance and stock-based incentives.

     ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under the Company's annual operating plan.

     Executive officers are eligible for target awards under an annual incentive program ranging from 10% to 60% of base salary. The size of the target award is determined by the executive officer's position and competitive data for similar positions at peer industry companies. The Company will set earnings performance goals and, in keeping with the strong performance-based philosophy, the resulting awards will decrease or increase substantially if actual Company performance fails to meet or exceed targeted levels.

     For the fiscal year 1997, the minimum earnings performance goals under the annual incentive program were not achieved. Consequently, no cash bonus payments were made under the annual incentive program.

     Awards received under the aforementioned program will be offset against bonus awards granted under the Company's Profit Sharing Bonus Plan.

     LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through the Company's stock option program.

     The Company's stock option program provides compensation that directly links the interests of management and shareholders, and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on competitive data from peer industry companies. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All individual stock options are reviewed and approved by the Committee. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary for Dr. Brunelle (the previous Chief Executive Officer) was $110,000 during fiscal 1997. The base salary for Mr. Young (the current Chief Executive Officer) was $160,000 during fiscal 1997. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

     A bonus payment under the annual incentive program described above was not granted during fiscal 1997 due to the Company not achieving the minimum performance goals established by the Committee.

     In fiscal 1997, Mr. Young received options to purchase up to 150,000 shares of the Company's common stock at a weighted average exercise price of $10.00 per share.

CONCLUSION

     The executive officer compensation program administered by the Committee provides incentive to attain strong financial performance and an alignment with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the continued achievement of growth and profitability for the benefit of the Company's shareholders.

                                        COMPENSATION COMMITTEE

                                        Lee M. Berlin, Chairman
                                        Alan C. Hymes, M.D.
                                        Paul O. Johnson
                                        Donald C. Wegmiller
                                        Rodney A. Young

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the cash and non-cash compensation for the fiscal years ended June 30, 1997, 1996 and 1995, awarded to or earned by each person who served as the Chief Executive Officer of the Company (the "Named Executives") during the fiscal year ended June 30, 1997. There were no other executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                    ANNUAL            COMPENSATION
                                                 COMPENSATION            AWARDS
                                 FISCAL YEAR   ----------------   ---------------------
                                    ENDED                         SECURITIES UNDERLYING      ALL OTHER
  NAME AND POSITION                JUNE 30,     SALARY    BONUS          OPTIONS          COMPENSATION(3)
  -----------------              -----------   --------   -----   ---------------------   ---------------
  Rodney A. Young(1)                 1997      $135,439    $ --          150,000               $   --
    Chairman, President and          1996            --      --               --                   --
    Chief Executive Officer          1995            --      --               --                   --

  Thomas E. Brunelle, Ph.D.(2)       1997      $ 87,157    $ --               --               $1,957
    Chairman, President and          1996       110,000     108           15,000                2,748
    Chief Executive Officer          1995       105,000     699           15,000                5,276

---------------------

(1) Mr. Young was appointed President, Chief Executive Officer and a Director of the Company on August 12, 1996. He was elected Chairman on November 18, 1996.

(2) Dr. Brunelle retired from the Company on August 12, 1996, relinquishing the executive officer positions of President and Chief Executive Officer. He also did not stand for reelection as a Director on November 18, 1996, thereby relinquishing his position of Chairman. The salary amount for 1997 includes transition and retirement compensation of $69,000.

(3) Reflects a Profit Sharing Pension Plan and Trust contribution for Dr. Brunelle of $2,638 in fiscal 1995 and matching contributions under the Company's 401(k) and Profit Sharing Plan for Dr. Brunelle of $1,957, $2,748 and $2,638 in fiscal years 1997, 1996 and 1995, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's 1989 Stock Plan to the Named Executives of the Company identified on the preceding table during the fiscal year ended June 30, 1997:

                                                                                            POTENTIAL
                                                  INDIVIDUAL GRANTS                         REALIZABLE
                               ----------------------------------------------------          VALUE AT
                                                PERCENT                                       ASSUMED
                                                OF TOTAL                                  ANNUAL RATES OF
                                NUMBER OF       OPTIONS                                     STOCK PRICE
                               SECURITIES      GRANTED TO   EXERCISE                       APPRECIATION
                               UNDERLYING      EMPLOYEES     PRICE                      FOR OPTION TERM(1)
                                OPTIONS        IN FISCAL      PER       EXPIRATION    ----------------------
   NAME                         GRANTED           YEAR       SHARE         DATE          5%           10%
   ----                        -----------     ----------   --------    -----------   --------    ----------
   Rodney A. Young              100,000(2)        30.5%       $11.25    Aug-11-2006   $707,500    $1,793,000
                                 50,000(3)        15.2%       $ 7.50    Nov-19-2006   $235,850    $  597,500
   Thomas E. Brunelle, Ph.D.         --             --            --             --         --            --


---------------------
(1) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant.

     ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK, AND OVERALL STOCK MARKET CONDITIONS. THE AMOUNT REFLECTED IN THIS TABLE MAY NOT NECESSARILY BE ACHIEVED. Assuming 3,842,818 shares of Common Stock are outstanding, a beginning stock price of $7.50 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company's outstanding Common Stock would increase from $28,821,135 to $46,946,000, assuming 5% annual appreciation and to $74,755,000, assuming 10% annual appreciation.

(2) This option vests in five equal amounts at the end of each year over a five year period beginning August 12, 1996. Vesting may be accelerated under certain terms as detailed in the section entitled "Termination of Employment and Change-in-Control Arrangements" of this Proxy Statement.

(3) This option vests in four equal amounts at the end of each year over a four year period beginning November 19, 1996.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executives, concerning the exercise of options during the fiscal year ended June 30, 1997 and unexercised options held as of June 30, 1997.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT JUNE 30, 1997       AS OF JUNE 30, 1997(1)
                                 ACQUIRED      VALUE    ---------------------------   ---------------------------
   NAME                         ON EXERCISE   REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
   ----                         -----------   --------  -----------   -------------   -----------   -------------
   Rodney A. Young                     0      $     0          0        150,000           $0             $0
   Thomas E. Brunelle, Ph.D.      11,576       36,499     78,927              0            0              0


---------------------

(1) The value of in-the-money options on June 30, 1997 equals the market value of underlying unexercised options less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee (the "Committee") consisted of the five non-employee directors and the one employee director (the Chief Executive Officer). Directors Berlin, Hymes, Johnson and Wilensky each served on the Committee for the entire fiscal year ended June 30, 1997 while Director Young was appointed in August, 1996 and Director Wegmiller was appointed in February, 1997.

     Mr. Berlin was formerly an officer of the Company, having served as both Chairman of the Board and Chief Executive Officer of the Company. There were no other Compensation Committee "interlocks" within the meaning of the SEC rules.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into a termination of employment and change-in-control arrangement with Mr. Young, which provides for varying payments depending upon the circumstances of Mr. Young's employment termination. If terminated during the first year of employment without cause, the Company would have paid one year of base salary and 20,000 shares of the 100,000 shares of the stock options granted upon employment would vest on the day of termination with the right to exercise on that date. If terminated during the second year of employment without cause, the Company would pay six months of base salary but there would be no further vesting of the stock options granted upon employment. If terminated after one year of employment as a result of a change in control (defined as 50% plus one vote), Mr. Young would be fully vested in the stock options granted upon employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     All current transactions between the Company and its officers, directors, principal shareholders or affiliates are and all future transactions between the Company and such affiliated parties will be on terms no less favorable to the Company than could have been obtained in arm's-length transactions with unaffiliated third parties, as determined by a majority of the disinterested members of the Company's Board of Directors. All future transactions with and loans to affiliated parties will be approved by a majority of the disinterested members of the Company's Board of Directors. In addition, the Company will make or guarantee loans to officers, directors, principal shareholders or other affiliates only for bona fide business purposes.

     During fiscal 1994 Alan J. Wilensky, while a partner in the Washington office of Akin, Gump, Strauss, Hauer & Feld, served as the outside corporate counsel to the Company. During fiscal 1995, 1996 and 1997, as a partner in the Washington office of Bryan Cave LLP, Mr. Wilensky was retained as an outside counsel to the Company.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S & P 500 Index and the S & P Medical Products and Supplies Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S & P 500 Index and the S & P Medical Products and Supplies Index on June 30, 1992 and that all dividends (cash and stock) were reinvested.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PLOT POINTS GRAPH]

                              6/30/92     6/30/93     6/30/94     6/30/95     6/30/96     6/30/97
                              -------     -------     -------     -------     -------     -------
LECTEC CORPORATION ........     100         121         117         161         179           89
S & P 500 .................     100         114         115         145         183          247
S & P Med. P&S ............     100          82          79         121         159          211


                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year which began July 1, 1997. A proposal to ratify that appointment will be presented at the Meeting. Grant Thornton LLP has served as the Company's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITOR. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.


                                 OTHER BUSINESS

     The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.


                     PROPOSALS FOR THE NEXT REGULAR MEETING

     Any proposal by a shareholder to be presented at the 1998 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, not later than June 16, 1998.

                                       By Order of the Board of Directors


                                       /s/ Deborah L. Moore

                                       Deborah L. Moore
                                       SECRETARY

Dated: October 23, 1997

                                                     [LOGO] PRINTED WITH SOY INK
                                                           [LOGO] RECYCLED PAPER

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                              MINNETONKA, MN 55343

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 20, 1997
      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoint(s) Rodney A. Young and Deborah L. Moore, each with the power to act alone and with the powers of substitution and revocation, as proxies and agents ("Proxy Agents"), in the name of the undersigned, to represent and to vote as designated below all of the shares of Common Stock of LecTec Corporation (the "Company") held of record by the undersigned on September 30, 1997, at the Annual Meeting of Shareholders to be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on Thursday, November 20, 1997, at 3:00 p.m.(CST), and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement in support of the Board of Directors' solicitation of proxies dated October 23, 1997.

1. ELECTION OF DIRECTORS TO SERVE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

     [ ] FOR all nominees listed below       [ ] WITHHOLD authority
         (EXCEPT AS MARKED TO THE CONTRARY)      TO VOTE FOR ALL NOMINEES LISTED
                                                 BELOW

    (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     LEE M. BERLIN    ALAN C. HYMES, M.D.   PAUL O. JOHNSON    BERT J. MCKASY
            MARILYN K. SPEEDIE    DONALD C. WEGMILLER    RODNEY A. YOUNG

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE COMPANY'S CURRENT FISCAL YEAR.

                    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


                            (CONTINUED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

3. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                                        Dated: ___________________________, 1997


                                        ________________________________________
                                                       (Signature)

                                        ________________________________________
                                                       (Signature)

                                        PLEASE DATE AND SIGN exactly as name(s)
                                        appears hereon and return promptly in
                                        the accompanying postage paid envelope.
                                        If shares are held by joint tenants or
                                        as community property, both shareholders should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.